Exhibit 99.1

For:

Nobel Learning Communities, Inc.

Tom Frank

Chief Financial Officer

484-947-2000

FOR IMMEDIATE RELEASE

Nobel Learning Communities, Inc. Announces Definitive

Agreement to be Acquired by Leeds Equity Partners

WEST CHESTER, Pa. – May 18, 2011 – Nobel Learning Communities, Inc. (NASDAQ: NLCI) (“Nobel Learning” or the “Company”), a leading operator of private preschools, elementary schools, middle schools and K-12 online distance learning, today announced that the Company has reached a definitive agreement to be acquired by Leeds Equity Partners (“Leeds Equity”) in a transaction valued at approximately $149 million, including consideration paid to holders of outstanding options and warrants. The Strategic Affairs Committee of the Company’s Board of Directors (the “Board”), which is comprised of three independent directors and was advised by independent financial and legal advisors, unanimously recommended the transaction to the full Board. The Board unanimously approved the transaction and has resolved to recommend that the stockholders of Nobel Learning approve the transaction. Additionally, holders of approximately 55% of the outstanding shares of Company common stock, including the Company’s Board and executive management team, have entered into agreements with Leeds Equity to vote in favor of the transaction.

Under the terms of the definitive agreement, the Company’s stockholders will receive $11.75 in cash for each share of Nobel Learning common stock held thereby,

representing a premium of approximately 36% over the Company’s closing price on May 17, 2011 and a premium of approximately 22% over the Company’s average closing price during the 90 days ending on May 17, 2011.

George Bernstein, President and Chief Executive Officer of Nobel Learning, said, “For some time now, our Board of Directors has carefully evaluated many potential plans, proposals and strategies to best create value for our stockholders. The Board has determined that executing a transaction to allow Leeds Equity to acquire the Company is in the best interest of all our stockholders.”

The transaction is subject to customary closing conditions, including regulatory approval, licensing approval from certain governmental agencies, and approval by the stockholders of Nobel Learning. The transaction is expected to close within the next six months. The Company’s stockholders will be given notice of the sale and certain information about the transaction in a Proxy Statement that will be sent to stockholders.

“Nobel Learning provides a unique educational platform for students in the preschool and K-12 markets that we find very attractive,” said Robert Bernstein, Senior Managing Director and Co-Founder of Leeds Equity. “We are pleased to be partnering with such a high quality company and look forward to assisting Nobel Learning in achieving its next stage of success.”

Carter Harned, Managing Director at Leeds Equity, added, “We are very impressed with what the entire Nobel Learning organization has been able to achieve, especially in a very challenging economic environment, and we wholeheartedly support their educational philosophy and business objectives.”

J.P. Morgan Securities LLC acted as financial advisor to Nobel Learning and also provided a fairness opinion to the Board. Pepper Hamilton LLP acted as legal counsel to Nobel Learning in the transaction. Goodwin Procter LLP acted as legal counsel to Leeds Equity.

About Nobel Learning

Nobel Learning operates a national network of 190 nonsectarian private Pre-K and K+ schools and a global K-12 online distance learning community. All Nobel Learning schools are dedicated to providing a high-quality private education, through small class sizes, caring and skilled teachers, and attention to individual learning styles. Nobel Learning also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone® summer program, learning support programs, and specialty schools. For additional information, please visit www.NobelLearning.com.

About Leeds Equity

Leeds Equity is a New York-based private equity firm focused exclusively on investing in the education, training and information services industries. The firm was founded by Jeffrey T. Leeds and Robert A. Bernstein in 1993 and has raised and managed over $1.1 billion of capital across five funds.

The Board of Advisors of Leeds Equity includes, among others, General Colin L. Powell, former Secretary of State, National Security Advisor, and Chairman of the Joint Chiefs of Staff; Dr. Barry A. Munitz, former Chancellor of the California State University school system and CEO of the J. Paul Getty Trust; Thomas F. (“Mack”) McLarty III, President of McLarty Associates and former White House Chief of Staff under President William J. Clinton; Dr. Rod R. Paige, former Secretary of Education under President George W. Bush; Richard W. Riley, former Secretary of Education under President William J. Clinton and two-term Governor of South Carolina; Tim J. Fitzpatrick, the former CEO of Sallie Mae Corporation; and Timothy P. Shriver, Chairman of the Board of the Special Olympics.

For additional information on Leeds Equity, see www.leedsequity.com.

Forward-Looking Statements

This release contains, and the conference call in respect of the subject matter hereof will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements about the expected timing, completion and effects of the proposed transaction between the Company and Leeds Equity. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from such statements. The Company may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in the company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on September 16, 2010. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Additional Information About the Transaction and Where to Find It

The Company will file with the SEC, and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the proposed transaction between the Company and Leeds Equity. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Nobel Learning Communities, Inc., 1615 West Chester Pike, Suite 200, West Chester, PA 19382-6223, Attention: Corporate Secretary, telephone: (484) 947-2000, or from the Company’s website, www.nobellearning.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock as of September 16, 2010 is also set forth in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 1, 2010.

The Company’s logo and product names are also trademarks or registered trademarks of Nobel Learning Communities, Inc. Other product and brand names are trademarks of their respective owners.

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